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                                  Exhibit 16
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November 13, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Bioqual, Inc. dated November 7, 2000.

Yours truly,



/s/ DELOITTE & TOUCHE LLP
Baltimore, Maryland

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